UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2019

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 31, 2019. PetVivo Holdings, Inc. (“PetVivo”), as Licensor, entered into an Exclusive License Agreement (the “Agreement”) with Emerald Organic Products Inc. (“Emerald”), as Licensee, whereby PetVivo granted an exclusive license to Emerald to use PetVivo’s proprietary Technology in the formulation, manufacture and sale of Emerald’s nutritional supplements including its hemp-based CBD wellness products.

The Technology of PetVivo licensed to Emerald under the Agreement includes Patents and Know-how involved with protein-based active agent delivery systems and related carrier formulations for utilization in nutritional supplement applications. PetVivo and Emerald both believe the Licensed Technology will be significantly beneficial for the delivery and consumption of Emerald’s proprietary hemp-based CBD products as well as other Emerald products.

The material terms of the Agreement are as follows:

i) The term of the license is the longer of fifteen (15) years following initial commercial sales by Emerald of the Licensed Products, or such time as all Patents have expired.

ii) The licensed territory includes the entire United States, Canada, and the European Union.

iii) Royalties to be paid by Emerald to PetVivo shall be Twenty-five cents ($0.25) for each single dosage Sales Unit of Licensed Products, provided that the royalty rate shall increase proportionately with any future increase by Emerald in the price(s) of Licensed Products; and if exclusivity is removed for failure to meet required Minimum Royalties, the royalty rate shall be reduced to Fifteen Cents ($0.15) per Sales Unit. Royalties are due quarterly and payable within 30 days of the end of each quarter.

iv) Minimum Royalties — Emerald must make a First Commercial Sale in each territory within 18 months of the date of the Agreement to retain exclusivity in each territory. During each royalty year, PetVivo and Emerald shall mutually determine the minimum royalty amounts in order for Emerald to maintain its exclusive license rights in each territory.

v) Emerald has the right to sublicense the Technology to third parties.

vi) Emerald is responsible to obtain any regulatory approval for commercial sales of the Licensed Products.

vii) Assignment — Other than to an affiliate of either PetVivo or Emerald, the Agreement and any of its rights cannot be assigned or transferred by either party without the written approval of the other party.

viii) The Agreement also contains other standard license terms including keeping of proper accounting records by Emerald and PetVivo having the right to audit such records, confidentiality requirements of both parties including adhering to the terms of a Prior Disclosure Agreement, customary indemnification and termination terms, responsibility of PetVivo to protect its Patent rights, procedures for the parties to address and prosecute any third party infringement of the Technology, standard warranties and representations by both parties regarding corporate structures and actions and ownership of Technology by PetVivo, lack of any pending or threatened material litigation, and resolution of any future disputes through a binding Alternative Dispute Resolution process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 6, 2019	By:	/s/ John Lai
	Name:	John Lai
	Title:	President